PLYMOUTH INDUSTRIAL REIT, INC.

260 FRANKLIN STREET, 6th FLOOR

BOSTON, MASSACHUSETTS 02110

Tel.: 617-340-6343

Fax: 617-936-4142

March 3, 2017

Via Electronic Mail:

gmontalti@torchlightinvestors.com

Torchlight Investors, LLC

475 Fifth Avenue, 10th Floor

New York, NY 10017

Attn.: Gianluca Montalti

RE: Plymouth Industrial REIT, Inc. (“Plymouth REIT”)

Dear Mr. Montalti:

This letter (the “Letter Agreement”) sets forth our mutual understanding of the basic terms and conditions, as enumerated below, under which Torchlight Investors, LLC and/or its affiliated entities (collectively, “Torchlight”) and Plymouth REIT and/or its affiliated entities (collectively, “Plymouth”) will seek to modify the terms and conditions of certain agreements dated as of October 17, 2016 entered into between such parties in order to achieve the objective of structuring and proceeding with an initial public offering of shares of Plymouth REIT (the “Plymouth REIT IPO”), with D. A. Davidson & Co. serving as lead underwriter (“Davidson”) subject, in all cases, to the consent, if required,of any holder of existing indebtedness secured by the assets of Plymouth. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in that certain Limited Liability Company Agreement of Plymouth Industrial 20 LLC dated October 17, 2016 (the “Pl 20 LLC Agreement”).

1. Subject to a formal agreement, DOF IV Plymouth PM, LLC will seek to (1) extend the Redemption Date for a period of 120 days and (ii) modify the Redemption Price to equal $25,000,000, with no further increases relating to dividends, interest or other costs arising from the passage of time. Of the aforesaid $25,000,000 Redemption Price, $17,500,000 will be redeemed in the form of a payment in cash, payable from the net proceeds of the Plymouth REIT IPO and $7,500.000 will be converted into new shares of common stock in Plymouth REIT. These shares of common stock shall be subject to the terms and conditions outlined in the D. A. Davidson engagement letter dated February 21, 2017, which is attached hereto as Exhibit A.

2. Torchlight and Plymouth will seek to identify potential joint venture acquisition

Opportunities and evaluate such potential opportunities on a case by case basis.

3. Torchlight agrees to fund certain expenses necessary to launch the Plymouth REIT IPO and for purposes of working capital related to the operations of Plymouth (“TL Advanced Funds”) as specifically set forth in the budget attached hereto as Exhibit B (the “TL Advance Budget”). Such funds shall be disbursed in the amounts and within two (2) Business Days of The dates specifically set forth for each line item in the TL Advance Budget. Within two (2) Business Days of Torchlight’s receipt of a fully executed copy of this Letter Agreement, an Amount equal to $100,000 shall be funded directly to Marcum LLP (the auditors engaged by Plymouth REIT in connection with the Plymouth REIT IPO).

4. Upon the closing of the Plymouth REIT IPO, Torchlight shall be reimbursed, on a priority basis, from the proceeds of the Plymouth REIT IPO for all TL Advanced Funds which do not constitute funds advanced for purposes of working capital related to the operations ofPlymouth

5. With respect to that certain mezzanine loan in the same amount of $30,000,000 made by DOF IV REIT Holdings, LLC (“DOF IV”) to Plymouth Industrial 20 LLC (the “Mezzanine Loan”), DOF IV will seek to convert its TL Participation Interest (as defined in the TL Participation Agreement) into “warrants” of equivalent value in connection with the Plymouth REIT IPO upon the closing of the Plymouth REIT IPO. Except as specifically described above, the Mezzanine Loan shall remain unmodified and in full, force and effect. The Plymouth REIT IPO, if closed, will be subject to (i) the Mezzanine Loan, and (ii) that certain mortgage loan in the amount of $120,000,000 made by American General Life Insurance Company et al. to the Fee Subsidiaries.

Kindly indicate your agreement to the above-referenced terms and conditions by executing and returning a copy of this Letter Agreement to the undersigned. It is our mutual understanding that all parties will work diligently with counsel to execute formal documents relating to the above material items as expeditiously as possible.

Thank you very much.

Very truly yours,

Jeffrey E. Witherell

Chief Executive Officer

Plymouth Industrial REIT, Inc.

Acknowledged and Agreed to:

___________________________

Gianluca Montalti, on behalf of

Torchlight Investors, LLC